UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2018

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	The Hartford Financial Services Group, Inc. One Hartford Plaza Hartford, Connecticut	06155
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On August 22, 2018, The Hartford Financial Services Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Navigators Group, Inc. (“Navigators”), and Renato Acquisition Co., a direct wholly owned subsidiary of the Company (“Merger Sub”). The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into Navigators (the “Merger”), with Navigators surviving the Merger as a direct wholly owned subsidiary of the Company.

At the effective time of the Merger, each issued and outstanding share of common stock of Navigators (“Navigators Shares”) (other than (a) Navigators Shares that are owned by Merger Sub, the Company, Navigators or any of their respective wholly owned subsidiaries, and (b) Navigators Shares that are held by any person who is entitled to demand and properly demands appraisal for such Navigators Shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law) will be automatically converted into the right to receive an amount in cash equal to $70.00 per Navigators Share, without interest (the “Merger Consideration”).

Awards that were granted under Navigators’ Second Amended and Restated 2005 Stock Incentive Plan (the “Navigators Stock Plan”) and that are outstanding at the time of the Merger will be treated as follows:

•
Each performance unit award granted prior to January 1, 2017, and each tranche of a restricted stock unit award that vests prior to January 1, 2020, that was granted prior to January 1, 2019, and that is payable in Navigators Shares (together, the “2019 Vesting Navigators Awards”) will be converted into the right to receive an amount in cash, without interest, equal to the product of (x) the Merger Consideration multiplied by (y) the number of restricted stock units in the applicable tranche or, in the case of performance unit awards, the target number of Navigators Shares, in each case subject to the 2019 Vesting Navigators Awards immediately prior to the Merger.

•
Each performance unit award granted on or after January 1, 2017 and prior to January 1, 2019, and each tranche of a restricted stock unit award that vests on or after January 1, 2020, that was granted prior to January 1, 2019 and that is payable in Navigators Shares (together, the “2020 Vesting Navigators Awards”) will be canceled and converted into the right to receive a cash payment equal to the product of (x) the Merger Consideration multiplied by (y) the number of restricted stock units in the applicable tranche or, in the case of performance units, the target number of Navigators Shares, in each case subject to the 2020 Vesting Navigators Awards immediately prior to the Merger; provided that the right to a cash payment with respect to a 2020 Vesting Navigators Award shall be subject to the same vesting and payment schedules as the 2020 Vesting Navigators Award it replaces (other than performance-based vesting conditions).

•
Each performance unit award granted on or after January 1, 2019 and each restricted stock unit award granted on or after January 1, 2019 that is payable in Navigators Shares (together, the “2019 New Company Awards”) will be canceled and converted into the right to receive a number of restricted stock units issued pursuant to The Hartford 2014 Incentive Stock Plan (each, a “Company RSU”) in respect of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) equal to (x) the Merger Consideration multiplied by the number of restricted stock units in the applicable tranche or, in the case of performance units, the target number of Navigators Shares, in each case subject to the 2019 New Company Award immediately prior to the Merger, divided by (y) the closing price of a share of Company Common Stock on the New York Stock Exchange on the business day immediately prior to the closing of the merger; provided, that each Company RSU will be subject to the same vesting and payment schedules as the 2019 New Company Award it replaces (other than performance-based vesting conditions).

•	Each performance unit award and restricted stock unit award granted under the Navigators Stock Plan and that is payable in cash shall be settled in accordance with its terms.

•	Any restrictions on any restricted Navigators Shares granted under the Navigators Stock Plan shall lapse immediately prior to the (and conditioned upon) the Merger.

As of the Merger, the Navigators Stock Plan shall terminate, and no further rights with respect to Navigators Shares will be granted thereunder after the Merger.
The Merger Agreement requires Navigators to hold a meeting of its stockholders and, subject to certain exceptions set forth in the Merger Agreement, provides that the Navigators board of directors (the “Navigators Board”) will recommend the adoption of the Merger Agreement to the holders of Navigators Shares.

The Merger Agreement contains customary representations and warranties from both Navigators, on the one hand, and the Company and Merger Sub, on the other hand. Navigators has agreed to customary covenants, including, among other things, covenants (a) to carry on its business in all material respects in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and not to engage in certain conduct during such period, in each case subject to certain exceptions and (b) not to solicit acquisition proposals from persons other than the Company or to provide information or enter into discussions in connection with any such acquisition proposal, subject to certain exceptions set forth in the Merger Agreement (including those described below).

During the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (New York City time) on the 30th day after the date of the Merger Agreement (the “Go-Shop Period”), Navigators and its representatives may initiate, solicit and knowingly encourage and facilitate any acquisition proposal from persons other than the Company, participate in discussions and negotiations regarding any such acquisition proposal and provide nonpublic information to any persons making any such acquisition proposal (pursuant to a confidentiality agreement with each such person which complies with the terms of the Merger Agreement).

The Merger Agreement requires Navigators to hold a meeting of its shareholders and, subject to the exceptions below, provides that the Navigators Board will recommend the adoption of the Merger Agreement to the holders of Navigators Shares. Under certain limited circumstances and in compliance with certain obligations, in response to an Intervening Event (as defined in the Merger Agreement), the Navigators Board may change its recommendation if the Navigators Board determines in good faith, after consultation with Navigators’ outside legal counsel, that failure to take such action would violate the directors’ fiduciary duties under applicable law, subject to certain matching rights of the Company set forth in the Merger Agreement.

Furthermore, under certain limited circumstances and in compliance with certain obligations, if, in response to a superior proposal more favorable to Navigators’ stockholders from a financial point of view than the Merger, the Navigators Board determines in good faith, after consultation with Navigators’ financial advisors and outside legal counsel, that failure to take such action would violate the directors’ fiduciary duties under applicable law, the Navigators Board can (a) change its recommendation or (b) cause Navigators to terminate the Merger Agreement, pay the termination fee referred to below and enter into an agreement with respect to such superior proposal, subject to certain matching rights of the Company set forth in the Merger Agreement.

The Merger Agreement contains certain customary termination rights, including, among others, (a) termination by the Company or Navigators if the Merger is not consummated by May 1, 2019, unless otherwise extended to July 1, 2019 pursuant to the terms of the Merger Agreement (such date, as may be extended, the “Walk Away Date”), (b) termination by Navigators in connection with the entry into a definitive transaction agreement with respect to a superior proposal (a “Superior Proposal Termination”), (c) termination by the Company in the event of a change in the recommendation of the Navigators Board with respect to the Merger (an “Adverse Recommendation Change Termination”) or (d) termination by the Company due to a material and willful breach of the “no-shop” provision or the proxy preparation and stockholder meeting covenants under the Merger Agreement. Navigators will be obligated to pay the Company a termination fee of $68,250,000 if the Merger Agreement is terminated under certain circumstances, including upon the occurrence of a Superior Proposal Termination or an Adverse Recommendation Change Termination. However, if Navigators terminates the Merger Agreement pursuant to (i) an Adverse Recommendation Change Termination during the Go-Shop Period in response to a superior proposal or (ii) a Superior Proposal Termination either (A) prior to the end of the Go-Shop Period or (B) a Superior Proposal Termination with respect to an “Excluded Party,” the termination fee payable will be $42,000,000 instead. Under the terms of the Merger Agreement, an “Excluded Party” is a person or group from whom Navigators received, after the execution of the Merger Agreement and prior to the end of the Go-Shop Period, a written acquisition proposal which is not withdrawn prior to the end of the Go-Shop Period that the Navigators Board determines is or would reasonably expect to result in a superior proposal (in accordance with the terms of the Merger Agreement), except that such person or group would no longer be deemed an “Excluded Party” after 5:00 p.m. (New York City time) on the 10th day after the end of the Go-Shop Period, subject to certain extensions as set forth in the Merger Agreement.

In addition, Navigators must pay to the Company all reasonable and documented out-of-pocket expenses incurred by the Company in connection with the Merger up to a cap of $7 million if the Merger Agreement is terminated by Navigators or the Company due to the failure to obtain the required stockholder approval.

Consummation of the Merger is subject to certain conditions, including approval of the holders of a majority of the voting power of Navigators Shares. Further conditions include the receipt of required antitrust and insurance regulatory approvals and the absence of any injunction or restraint enjoining the Merger. Navigators and the Company have agreed to customary covenants to use their respective reasonable best efforts to take all actions necessary to cause the conditions to closing to be satisfied as promptly as reasonably practicable, including using their respective reasonable best efforts to obtain all necessary governmental and regulatory approvals. The Merger Agreement does not contain a financing condition.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed by the Company in a subsequent Form 8-K/A.

Voting Agreements

On August 22, 2018, in connection with the execution of the Merger Agreement, the Company entered into (a) a voting agreement (the “Deeks Voting Agreement”) with Terence N. Deeks, Monica J. Deeks, the Deeks Family Foundation and certain trusts for the benefit of members of the Deeks family (collectively, the “Deeks Stockholders”) and (b) a voting agreement (the “Galanski Voting Agreement” and, together with the Deeks Voting Agreement, the “Voting Agreements”) with Stanley A. Galanski (together with the Deeks Stockholders, the “Stockholders”). The Stockholders collectively beneficially own, as of August 22, 2018, approximately 22.5% of the issued and outstanding Navigators Shares. Pursuant to the Voting Agreements, the Stockholders agreed, among other things, to vote or cause to be voted any issued and outstanding Navigators Shares beneficially owned by them, or that may otherwise become beneficially owned by them during the term of the Voting Agreements, in favor of adopting the Merger Agreement.

The Deeks Voting Agreement will automatically terminate upon the earliest of (a) the Walk Away Date, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms, (d) an adverse change of recommendation of the Navigators Board pursuant to and in accordance with the Merger Agreement, (e) with respect to any Deeks Stockholder, any amendment or modification of the Merger Agreement which (i) decreases the Merger Consideration or changes the type of Merger Consideration or (ii) otherwise causes a change that is adverse to such Deeks Stockholder in any material respect and (f) with respect to any Deeks Stockholder, the mutual written agreement of such Deeks Stockholder and the Company.

The Galanski Voting Agreement will automatically terminate upon the earliest of (a) the Walk Away Date, (b) the effective time of the Merger, (c) the termination of the Merger Agreement in accordance with its terms, (d) an adverse change of recommendation of the Navigators Board pursuant to and in accordance with the Merger Agreement, (e) any amendment or modification to the Merger Agreement which (i) decreases the Merger

Consideration or changes the type of Merger Consideration or (ii) otherwise causes a change that is adverse to Mr. Galanski in any material respect and (f) the mutual written agreement of Mr. Galanski and the Company.

The foregoing summary of the Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, which will be filed by the Company in a subsequent Form 8-K/A.

Item 7.01 Regulation FD Disclosure

On August 22, 2018, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto. Additional information on the acquisition of Navigators can be found on the Company’s website at https://ir.thehartford.com.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events

There is no financing condition in the Merger Agreement and the Company has sufficient cash and short-term investments on hand to fund the aggregate Merger Consideration of approximately $2.1 billion. However, the Company will consider alternative sources of capital and intends to take dividends from its insurance company subsidiaries to replenish holding company liquidity, which will require state regulatory approval. The Company does not intend to issue common equity in connection with the acquisition.

At the effective time of the Merger, the Company will assume $265 million principal amount of 5.75% Navigators senior notes due on October 15, 2023. The acquisition is expected to close in the first half of 2019, subject to approval by Navigators’ stockholders and other customary closing conditions, including regulatory approvals.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued on August 22, 2018 by The Hartford Financial Services Group, Inc.

Cautionary Statement Regarding Forward-Looking Information

Certain statements made herein should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about the Company’s future results of operations and projections regarding the impact of the acquisition of Navigators. The Company cautions investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially.

Factors that could cause the Company’s actual results to differ, possibly materially, from those in the forward looking statements include but are not limited to (a) receipt of regulatory approvals for the transaction; (b) the successful closing of the transaction within the estimated timeframe; (c) the failure to realize the expected synergies from the transaction or delay in realization thereof; (d) purchase accounting impacts, including determination of goodwill and other intangible assets at closing; (e) integration costs; (f) potential changes in Navigators’ reserves that the Company may record at closing; (g) industry conditions; and (h) other factors that can be found in the Company’s news releases and SEC filings, including those discussed in the Company’s news release issued on July 26, 2018, the Company’s Quarterly Reports on Form 10-Q, the Company’s 2017 Annual Report on Form 10-K, and other filings it makes with the SEC. The Company assumes no obligation to update the information contained herein, which speaks as of today’s date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2018	By:	/s/ Beth A. Bombara
		Name:	Beth A. Bombara
		Title:	Executive Vice President and Chief Financial Officer